                                                                    EXHIBIT 21.1

                               THE PANTRY, INC.

                                Subsidiaries


         Name of Subsidiary               State of Incorporation
         ------------------               ----------------------
         Lil' Champ Food Stores, Inc.     Florida
        *Sandhills, Inc.                  Delaware
        *PH Holding Corporation           North Carolina
        *Global Communications, Inc.      South Carolina
         R & H Maxxon, Inc.               South Carolina
         Kangaroo, Inc.                   Georgia

                          LIL' CHAMP FOOD STORES, INC.

                                 Subsidiaries

         Name of Subsidiary               State of Incorporation
         ------------------               ----------------------
         Miller Enterprises, Inc.         Florida

                           *PH HOLDING CORPORATION

                                 Subsidiaries

         Name of Subsidiary               State of Incorporation
         ------------------               ----------------------
        *TC Capital Management, Inc.      Delaware
        *Pantry Properties, Inc.          South Carolina

                           MILLER ENTERPRISES, INC.

                                 Subsidiaries

         Name of Subsidiary               State of Incorporation
         ------------------               ----------------------
         Peninsular Petroleum Company     Florida

     * These subsidiaries of The Pantry were eliminated by being liquidated or being merged into The Pantry, effective as of September 28, 2000.